Exhibit 3.74

Delaware The First State Page l I , JFIFRE'f li. BfJLLIXK , SECRETARY OF STATE OF THE STATE OF DEI.AliARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL oocrJHENTS ON FILE OF "AECOH E&C HOLDINGS , INC." AS RECEIVED AND FILED IN THIS OFFICE . THE FOLLOiiiNG oocrJHENTS HAVE BEEN CERT IFIED : CERTIFICATE OF INCORPORAT ION, FILED THE TliENTY-SECOND DAY OF HAY, A.D. 2007 , AT 2:18 O' CLOCK P.H. CERTIFICATE OF HERGER, FILED THE FIFTEENTH DAY OF NOVEHBER, A .D. 2007, AT 4:46 O'CLOCK P.H. AND I DO HEREBY .roRTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF HERGER IS THE FIFTEENTH DAY OF NOVEHBER, A .D. 2007 AT 5:01 O'CLOCK P .H. CERTIFICATE OF ll1fF.NIMENf , CHANGING ITS NAME FROH "BEAR HERGER SIJB, INC." TO "WASHINGTON HOLDINGS , INC.", FILED THE 1'1iENTIETH DAY OF NOVEHBER , A.D. 2007 , AT 6:05 O'CLOCK P.H. CERTIFICATE OF CHANGE OF REGISTERED AGENT , FILED THE HARCH, A .D. 2008, AT 6:55 EIGHTEENTH DAY OF O'CLOCK P.H. 4356762 8100H SR# 20170903599 You may verify thiscertificate online at corp.delaware..gov/authver.shtml Authentication: 202038966 Date:02 14·17

Delaware Page 2 The First State CERTIFICATE OF AMENif!EN'I', CHANGING ITS NAHE FROH "liAS!!INGTON HOLDINGS, INC ." TO "URS E&C HOLDINGS , INC.", FILED THE SEVENTEENTH DAY OF ffl!RUARY, A.D . 2010, AT 1:38 O' CLOCK P .H . CERTIFICATE OF AMENif!EN'I', CHANGING ITS NAHE FROH "URS E&C HOLDINGS, INC ." TO "AECOH E&C HOLDINGS , INC.", FILED THE NINETEENTH DAY OF AUGUST , A.D. 2016, AT 2 O' CLOCK P .H . AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "AECOH E&C HOLDINGS, INC . n . 4356762 8100H SR# 20170903599 Youmay verify thiscertificate online :at corp.delaware..gov/auttwer.shtml Authentication: 202038966 Date:02-14-17

CERTIFICATE OF INCORPORATION

OF

BEAR MERGER SUB, INC.

ARTICLE I

The name of the corporation is Bear Merger Sub, Inc.

ARTICLE II

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington. County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock, and the par value of each share shall be one cent ($.01).

ARTICLE V

The name and mailing address of the incorporator is:

Victoria C. Phelps
Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, California 90071

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation,

ARTICLE VII

Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE VIII

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of May, 2007.

/s/Victoria C. Phelps
Victoria C. Phelps,
Incorporator

CERTIFICATE OF MERGER
of
WASHINGTON GROUP INTERNATIONAL, INC., a Delaware corporation with and into
BEAR MERGER SUB, INC., a Delaware corporation

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY THAT:

1.                                      The names and states of incorporation of the constituent corporations participating in the merger are:

Name	State of Incorporation

(i) Bear Merger Sub, Inc., a wholly owned subsidiary of URS Corporation (“Second Merger Sub”)	Delaware

(ii) Washington Group International, Inc. (the “Company”)	Delaware

2.                                      An Agreement and Plan of Merger, dated as of May 27, 2007 and amended as of November 4, 2007 (the “Merger Agreement”), by and among URS Corporation (“Parent”), Elk Merger Corporation (“Merger Sub”), Second Merger Sub, and the Company, whereby immediately following the merger of Merger Sub with and into the Company as contemplated in the Merger Agreement, Parent will cause the Company to merge with and into Second Merger Sub (the “Merger”) pursuant to Section 251 of the DGCL, so that the separate corporate existence of the Company will cease as soon as the Merger becomes effective, and Second Merger Sub thereafter shall continue as the surviving corporation (the “Surviving Corporation”), governed by the laws of the State of Delaware, and existing under the corporate name that it possesses immediately prior to the Effective Time (as defined below), has been approved, adopted. executed and acknowledged by Parent, Merger Sub, Second Merger Sub and the Company. in accordance with Section 251 of the DGCL.

3.                                      The name of the Surviving Corporation is Bear Merger Sub, Inc.

4.                                      The certificate of incorporation of Second Merger Sub in effect immediately prior to the Effective Time (as defined below) shall be the certificate of incorporation of the Surviving Corporation.

5.                                      The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

6.                                      A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Parent, Merger Sub, Second Merger Sub or the Company.

7.                                      The Merger shall become effective at 5:01 p.m., eastern time, on November 15, 2007 (the “Effective Time”).

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Merger has been executed on November     , 2007.

BEAR MERGER SUB, INC.

By:	s/H. Thomas Hicks
	Name:	H. Thomas Hicks
	Its:	President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BEAR MERGER SUB, INC.

*****

Bear Merger Sub, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Bear Merger Sub, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Washington Holdings, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Bear Merger Sub, Inc. has caused this certificate to be signed by Charles Szurgot, its Secretary, this 19th day of November, 2007.

By	/s/ Charles Szurgot
Charles Szurgot
Secretary

STATE OF DELAWARE
CERTIFICATE OF CHANCE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of Washington Holdings, Inc., a Delaware Corporation, on this 14th day of March, A.D. 2008, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 14th day of March, A.D., 2008.

By:	/s/Kristian L. Jones

Name:	Kristian L. Jones
Print or Type
Title:	Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WASHINGTON HOLDINGS, INC.

*****

Washington Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Washington Holdings, Inc. be amended by changing Article I thereof so that, as amended, said Article shall read as follows:

“The name of the Corporation is URS E&C Holdings, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Washington Holdings, Inc. has caused this certificate to be signed by Randolph J. Hill, its Vice President, this 16th day of February, 2010.

By:	/s/Randolph J. Hill
Randolph J. Hill Vice
President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
URS E&C HOLDINGS, INC.

URS E&C Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of URS E&C Holdings, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is AECOM E&C Holdings, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said URS E&C Holdings, Inc. has caused this certificate to be signed by Jeanne C. Baughman, its Secretary, this 18th day of August, 2016.

By:	/s/Jeanne C. Baughman
Jeanne C. Baughman
Secretary